Exhibit 99.1

News Release

Northrop Grumman Contacts:	Dan McClain (Media)
(310) 201- 3335

Gaston Kent (Investors)
(310) 201-3423

Cogent Systems Contacts:	The Blueshirt Group
(Investors)

Chris Danne
(415) 217-7722

Rakesh Mehta
(415) 217-7722

Cogent Systems and Northrop Grumman Reach Agreement to Settle Automated Fingerprint Identification Technology Suit and Create Strategic Alliance

LOS ANGELES – Sept. 10, 2007 – Cogent Systems (NASDAQ: COGT) and Northrop Grumman Corporation (NYSE:NOC) today announced that they have reached an agreement to settle Cogent’s lawsuit against Northrop Grumman regarding Cogent’s automated fingerprint identification technology. The agreement is subject to negotiation and execution of definitive documents.

Under the terms of the agreement, Northrop Grumman has agreed to pay Cogent $25 million to settle the litigation. Northrop Grumman also has agreed to pay Cogent $15 million for a non-exclusive license to use specified Cogent state-of-the-art automated fingerprint identification software in certain existing programs, including IDENT1. Northrop Grumman and Cogent also have agreed to enter into a five-year research and development, service and products agreement, under which Northrop Grumman will pay Cogent $20 million for products and services over the term of the agreement. Northrop Grumman does not expect the terms of the agreement to have an impact on its guidance for 2007.

This settlement will end the litigation and allow the companies to work together as strategic alliance partners to provide future customers with state-of-the-art fingerprint identification technology and other biometric solutions.

Northrop Grumman Corporation

1840 Century Park East • Los Angeles, CA 90067

www.northropgrumman.com/media

Cogent filed suit in 2005 alleging that Northrop Grumman had misappropriated its proprietary technology and trade secrets for automated fingerprint identification software for use on the IDENT 1 contract with the British Police Information Technology Organisation, and its successor the National Policing Improvement Agency.

Northrop Grumman Corporation is a $30 billion global defense and technology company whose 120,000 employees provide innovative systems, products, and solutions in information and services, electronics, aerospace and shipbuilding to government and commercial customers worldwide.

Cogent is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent’s Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent and Northrop Grumman are providing this information as of the date of this press release, and expressly disclaim any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding the timing and terms of the definitive documents related to the settlement, potential revenue that may be received by Cogent under the proposed settlement documents and the potential benefits of the anticipated business relationship between Cogent and Northrop Grumman. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Report on Form 10-Q for the quarter ended June 30, 2007 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the risk that negotiations over the definitive documents may result in the inclusion of provisions that modify the anticipated timing or benefits currently anticipated; and risks that issues not currently anticipated will delay, modify or impair the completion of the settlement. . The information contained in this press release is a statement of Cogent’s and Northrop Grumman’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s and Northrop Grumman’s assumptions. Either Cogent or Northrop Grumman may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Neither Cogent nor Northrop Grumman undertakes any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, neither Cogent nor Northrop Grumman necessarily acknowledges that disclosure of such information is required by applicable law or that the information is material.

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Northrop Grumman Corporation • 1840 Century Park East • Los Angeles, CA 90067

www.northropgrumman.com